EXHIBIT 10(iv)(a)


                         AGREEMENT OF PURCHASE AND SALE

      THIS AGREEMENT OF PURCHASE AND SALE (this "Agreement"), dated as of
June 2   , 1995, by and between SHELTER PROPERTIES VI LIMITED PARTNERSHIP, a
South Carolina limited partnership ("Seller") and UNITED DOMINION REALTY TRUST, INC., a Virginia corporation ("United Dominion") recites and provides:

RECITALS

      A. Seller is the fee simple owner of a certain parcel of real estate referred to as The Marble Hill Apartments, a 253 unit apartment complex located at 9711 Marble Hill Drive, Henrico County, Virginia, on a site containing approximately 17.092 acres of land and more particularly described in the attached Exhibit A, together with all improvements thereon and appurtenances thereto belonging, and all tangible and intangible personal property owned by the Seller and used in the rental, operation, and maintenance of the apartment property (collectively, the "Property").

      B. United Dominion desires to purchase and Seller desires to sell the Property on the terms and conditions hereinafter set forth.

AGREEMENT

      NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller agrees to transfer the Property and United Dominion agrees to acquire the Property upon the following terms and conditions:

      1. Purchase Price. The total purchase price of the Property shall be Five Million Nine Hundred Twenty-Five Thousand and No/100 Dollars
($5,925,000.00) ("Purchase Price"), which shall be payable in the following manner:

      (a) United Dominion shall receive a credit against the Purchase Price in an amount equal to the "Deposit" (as hereinafter defined);

      (b) United Dominion shall assume the note dated as of October 28 1992, made by Seller, payable to First Commonwealth Realty Credit Corporation, in the original principal amount of $3,440,463.00 (the "First Note") and United Dominion shall receive a credit against the Purchase Price in an amount equal to the outstanding principal balance of the First Note as of the date of "Settlement" (as hereinafter defined). The outstanding principal balance of the First Note, as of the date hereof, is approximately $3,263,839.84;

      (c) United Dominion shall assume the note dated as of October 28 1992, made by Seller, payable to First Commonwealth Realty Credit Corporation, in the original principal amount of $106,406.00 (the "Second Note") and United Dominion shall receive a credit against the Purchase Price in an amount equal to the outstanding principal balance of the Second Note as of the date of Settlement. The outstanding principal balance of the Second Note as of the date hereof, is approximately $106,406.00;

      (d) United Dominion shall pay the balance of the Purchase Price, as adjusted in accordance with the terms of this Agreement, to the Seller at Settlement, in cash by a cashier's check certified check or wire transfer in immediately available funds.

      2. Deposit. Upon acceptance of this Agreement by Seller, and receipt of a fully executed original of this Agreement by United Dominion ("Seller's Acceptance"), United Dominion shall promptly deposit Fifty Thousand Dollars ($50,000.00), as a good faith deposit (which shall be kept in an interest bearing account with interest being added to the deposit for the benefit of United Dominion) (the "Deposit") with a title insurance company selected by United Dominion ("Escrow Agent") which shall either be applied by United Dominion toward the payment of the Purchase Price or returned to United Dominion if, as per the terms of this Agreement, this Agreement is terminated.

      3. Settlement. Closing of the purchase and sale of the Property ("Settlement") shall take place within ten (10) days after the satisfaction of the conditions precedent set forth in Section 4(i), but in no event later than September 30, 1995, at United Dominion's offices in Richmond, Virginia.

      4.    Conditions Precedent and Additional Covenants.

      (a) Seller shall, at Settlement, convey good and marketable fee simple title to the Property by special warranty deed in the form attached as Exhibit B, which a title insurance company acceptable to United Dominion (the "Title Company") will insure as such at or below its standard rate, free and clear of all liens, and subject to only such easements, restrictions, and other matters acceptable to Dominion at its sole discretion, (the "Permitted Exceptions"). United Dominion shall give Seller notice of any defects in title within five (5) days of receipt by United Dominion of a commitment to insure title to the Property obtained by United Dominion from the Title Company. The failure by United Dominion to deliver such notice shall constitute the acceptance by United Dominion of the matters set forth in the commitment. In the event United Dominion notifies Seller of a title defect, Seller shall have thirty (30) days to cure same to United Dominion's reasonable satisfaction, and the date for Settlement shall be extended for the period necessary to cure same. If the title defect cannot be or is not cured within the thirty (30) days (it being agreed that Seller shall have no obligation to effect any such cure), then United Dominion may at its sole option either void this Agreement or waive the title defect and proceed to Settlement;

      (b) United Dominion shall obtain within the hereinafter defined Inspection Period a current as-built survey of the Property delineating the boundary lines of the Property, the location of the improvements, set-backs and other zoning matters, physical encroachments, all rights-of-way and easements thereon, contiguous public road, and on which the surveyor certifies that the Property is not located in a designated floodplain. The survey shall be adequate for the Title Company to delete any exception for survey in the owner's title policy;

      (c) Seller shall, at Settlement, convey the Property free and clear of all management and leasing agreements, maintenance, trash removal, laundry, cable television, directory advertising, or other maintenance or service contract, obligations or agreements for the operation of the Property, except for those which have been approved by United Dominion, in writing. Within ten
(10) days after Seller's delivery pursuant to paragraphs 6(m) and 6(n) hereof, United Dominion agrees to designate which of such contracts, obligations, or agreements United Dominion will approve and assume. Failure to deliver this designation timely shall constitute disapproval and rejection of all such contracts, obligations and agreements.

      (d) United Dominion shall obtain a physical inspection of the Property, performed at the risk and responsibility of United Dominion, including, but not limited to a report from a professional engineer or architect on the condition of the structures, roofs, siding, mechanical systems, electrical, plumbing, utilities, drainage, site improvements, and the absence of hazardous or toxic substances, and United Dominion being satisfied at its sole discretion with the results of the inspection and the physical condition of the Property. Seller shall deliver the Property to United Dominion at Settlement with all vacant units in a ready-to-rent condition, which shall include, but not be limited to clean carpets, no unrepaired damage to doors, walls, ceiling, floors or windows, and freshly painted walls, and all units shall contain working kitchen appliances, water heaters and HVAC, except for any units vacated by tenants within 48 hours of the Settlement Date. Seller agrees to pay United Dominion a credit of $300.00 for any apartment vacated by tenants within 48 hours of the Settlement Date and which is not in ready-to-rent condition at Settlement.

      (e) United Dominion shall obtain an inspection of the Property by a certified bonded treatment company showing that there is not active infestation or damage caused by termites or other wood destroying insects and United Dominion being satisfied at its sole discretion with the results of the inspection and the condition of the Property, and the issuance to United Dominion of a wood replacement bond from a certified bonded treatment company at Buyer's sole cost and expense, provided, however, Seller agrees to give Buyer a Seven Thousand Dollar ($7,000) credit at Settlement towards such termite bond;

      (f) United Dominion shall review the tenant leases, tenant files, correspondence relating to the Property and books and records of the Property including, but not limited to, operating statements for the past two (2) calendar years and the current year to date, and review all existing contracts and/or agreements for maintenance, and any other services provided to the Property;

      (f1) United Dominion, or any assignee, shall, within ten (10) days of the Seller's Acceptance, submit an application to the beneficiaries under the Notes with respect to the assumption of the Notes and related documents. In connection with such assumption, any reserves deposited with First Commonwealth Realty Credit Corporation ("First Commonwealth") by Seller shall be returned to Seller by First Commonwealth, or if any reserves are assigned to Buyer, Buyer shall reimburse Seller at Settlement in the amount of the assigned reserves;

      (f2) United Dominion shall review the First Note, Second Note (the First Note and Second Note are hereinafter referred to collectively as the "Notes") and all documents executed or delivered in connection with the Notes, including but not limited to any deeds of trust or mortgages and modifications thereof, loan agreements and financing statements;

      (f3) United Dominion shall receive the final approval by all required parties of the transfer of the Property subject to the financing;

      (g) United Dominion shall obtain the approval of the purchase by its Investment Committee.

      (h) United Dominion shall perform its undertaking and make its various inspections and reviews under paragraphs 4(a), (b), (d), (e), (f), and (g) within thirty (30) days of Seller's Acceptance (the "Inspection Period"). If, during such Inspection Period, as a result of this work or for any other reason or for no reason, United Dominion shall determine at its sole discretion that it is not satisfied with the Property or the result of any of its inspections or reviews in any respect, then United Dominion shall have the right to terminate this Agreement by giving Seller written notice of termination, in which event United Dominion's Deposit, including any interest thereon, shall promptly be returned to Dominion;

      (h1) United Dominion shall perform its undertaking and make its various inspections and reviews under paragraphs 4(f2) and (f3) within ninety (90) days of Seller's Acceptance (the "Review Period"). If, during such Review Period, United Dominion shall not have satisfied the conditions or not be satisfied with its review of paragraphs 4(f2) and (f3) then United Dominion shall have the right to terminate this Agreement by giving Seller written notice of termination, in which event United Dominion's Deposit, including any interest thereon, shall promptly be returned to Dominion;

      (i) The obligation of United Dominion to purchase the Property under this Agreement is conditioned under the following: the representations and warranties of Seller made in this Agreement shall be true and correct and in effect as of the date of Settlement as if then made, there shall have occurred no material adverse change in the physical and/or financial condition of the Property since the date of expiration of its Inspection Period, Seller shall have performed all of its covenants and other obligations required under this Agreement, and the receipt of all estoppels of the beneficiaries and trustees of the Notes and loan documents that United Dominion shall deem necessary, in its sole discretion, for the assumption of the Notes;

      (j) The obligation of Seller to sell the Property pursuant to this Agreement shall be conditioned upon United Dominion's performance of each of its covenants and other obligations required under this Agreement;

      (k) If any condition set forth in this Agreement cannot or will not be satisfied prior to Settlement, or upon the occurrence of any other event that would entitle United Dominion to terminate this Agreement, and its obligations hereunder, United Dominion, at its option may elect either:

            (1) to terminate this Agreement, in which event the Deposit shall be promptly returned to United Dominion and all rights and obligations of the Seller and United Dominion hereunder shall terminate immediately; or;

            (2) to waive its right to terminate and, instead, proceed to Settlement.

      (l) If at Settlement, the Property has less than 233 Occupied Units (as the term is defined herein), United Dominion shall receive a credit against the Purchase Price of $1,335.00 for each non-occupied unit below the threshold of 233 units; if at Settlement the Property has 218, or less Occupied Units, United Dominion shall receive a credit against the Purchase Price of $20,000 plus $2,670.00 for each non-occupied unit blow the threshold of 218 units; if at Settlement the Property has 206, or less Occupied Units, United Dominion, at its option, shall either (i) receive a credit against the Purchase Price of $52,000 plus $4,005.00 for each non-occupied unit below the threshold of 206 units, or
(ii) terminate the Agreement.

      For purposes of this Agreement, an Occupied Unit shall be defined as follows:

      (1) A unit occupied by a current resident whose current lease will not expire before Settlement and whose rent is current or no more than ten (10) days in arrears.

      (2) A unit occupied by a current resident whose current lease will expire and has been renewed, or converted to a month-to-month tenancy, before Settlement at or above the Renewal Rent for the corresponding unit type shown on Exhibit C attached hereto and whose rent is current or no more than ten (10) days in arrears.

      (3) A unit occupied by a new resident at or above the New Rent for the corresponding unit type shown on Exhibit C who qualifies under the Minimum Rental Standards, as shown on Exhibit C and whose rent is current or not more than ten (10) days in arrears.

      (4) A unit pre-leased for future occupancy at, or above the New Rent for the corresponding unit type by a tenant who qualifies under the Minimum Rental Standards, and who has paid the required security deposit with respect to the lease which commences within thirty (30) days of Settlement, and whose unit is in ready-to-rent condition, provided, however, the number of units qualifying under this Section 4(l)(4) shall not exceed twelve (12).

      5. Prorations. Rents and other income from the Property and real estate and personal property ad valorem taxes, and other operating expenses from the Property shall be prorated on the basis of a 365 day year through the day preceding the day of Settlement. All maintenance and service contracts and utility charges shall be determined to the day preceding Settlement and paid by Seller and appropriate prorations shall be made in the event that United Dominion assumes such contracts. If Settlement is extended by mutual agreement, all adjustments shall be made as of the day prior to the extended date. All prepaid rents shall be paid to United Dominion at Settlement. All other rents and other income from the Property collected by Seller during the month of Settlement shall first be applied to the month of Settlement for the purpose of prorations. Delinquent rents shall not be credited to Seller at Settlement. Any delinquent rent for the period of Seller's period of ownership collected by United Dominion after Settlement shall be delivered to Seller after deducting United Dominion's cost of collection. United Dominion shall have no affirmative obligation to collect any delinquent rent owed to Seller. Each party shall pay its own expenses in conjunction with Settlement and Seller and United Dominion will share equally with the cost of the following: as-built survey; all recording and transfer taxes and fees and documentary stamps; and title research, binder, and insurance policy costs.

      6. Delivery of Documents Upon Execution. Except as otherwise provided, Seller shall deliver to United Dominion within five (5) days of the execution of this Agreement, all of the following:

      (a)   A copy of Seller's latest title insurance policy on the Property;

      (b) Copies of any "as-built" surveys and topographical surveys of the Property in Seller's possession or control;

      (c) Copies of any plans and specifications for the Property in Seller's possession or control, including any and all plans and specifications, bid packages, and proposals for Property renovations shall be made available at the Property to Buyer for review. Buyer may temporarily remove any plans and specifications for the purpose of copying, which copying shall be done at its expense;

      (d) Copies of any soil test for the Property in Seller's possession or control;

      (e) Copies of any termite inspection reports, termite repair bonds or any other termite bond for the Property in Seller's possession or control;

      (f) Copies of the Property's operating results for the past two (2) calendar years and monthly operating statements for the current year to date;

      (g) Complete rent rolls for the Property, certified to be complete and correct by Seller, for the most recent four (4) months;

      (h)   A copy of the standard lease form currently in use at the Property;

      (i) Copies of the most recent and prior two (2) years of real estate and personal property tax bills for the Property and any subsequent notices of reassessment;

      (j) A list of all utility accounts for all utilities serving the Property, designating which are house meters and which are vacant units, including any telephone directory advertisements and copies of bills for each account for the past twelve (12) months;

      (k) A list of all Property employees, their job titles and descriptions, their present salaries or wages, benefits and term of their employment;

      (l) A current schedule of tenant security deposits and interest thereon, certified to be complete and correct by the Seller;

      (m) Copies of all operating and maintenance agreements and service contracts, including cable television agreements and easements in effect at the Property and paid by Seller;

      (n)   A copy of any laundry lease or agreement in effect at the Property;

      (o) A list of all tangible personal property to be transferred in this transaction, excluding any proprietary software used by Seller in connection with the management of the Property;

      (p)   A copy of any environmental reports with respect to the Property;

      (q) Complete copies of the Notes and all related documents, including but not limited to, any deeds of trust or mortgages, modifications thereof, loan agreements and financial statements.

      7.    Delivery of Documents at Settlement and Possession.

      (a) Possession, subject to existing leases, shall be given at Settlement;

      (b) Seller shall deliver to United Dominion at Settlement a special warranty deed in form attached as Exhibit B, subject only to the Permitted Exceptions;

      (c) Seller shall also deliver to United Dominion on or before Settlement the following in form and substance mutually satisfactory to counsel for Seller and United Dominion:

            (i) A bill of sale from Seller transferring all of the tangible and intangible personal property that is owned by Seller and used in rental, operation and maintenance of the Property. Additionally the bill of sale shall contain language sufficient to warrant special title of all major items of personal property conveyed including and by way of example, appliances, motor vehicles, office furniture, and equipment, maintenance hardware, and pool equipment;

            (ii) An affidavit in form acceptable to the Title Company sufficient to remove any exception for mechanics' and materialmen's liens and parties in possession except for tenants under unrecorded leases;

            (iii) An assignment of leases, a current operating statement and a current rent roll showing apartment number, tenant, beginning term, ending term, monthly rent, and the rent paid for the current month certified to be complete and correct by the Seller plus the original of each of the leases in effect at the Property as of the day of Settlement (which leases shall remain at the Property site throughout the transaction);

            (iv) A schedule of all security deposits, the liability for which United Dominion agrees to assume, showing apartment number, tenant's name, tenant security deposit and accrued interest, if any, on the security deposit as per applicable law and the applicable lease, certified to be complete and correct by the Seller plus a certified or casher's check or a credit to the Purchase Price for the amount of all security deposits an accrued interest thereon as per the schedule;

            (v) An assignment of all assignable permits, licenses, authorizations and certifications necessary for the lawful use of the Property as an apartment complex;

            (vi) Such copies of Certificates of Occupancy, health permits and any business licenses applicable to the Property as are in possession of Seller, if any;

            (vii) An assignment of any assignable termite bonds or warranties and any assignable construction or fixture or equipment warranties or guarantees in effect at the Property as are in possession of Seller, if any;

            (viii) An opinion of Seller's counsel, stating that Seller has the power and authority to execute and deliver this Agreement, the deed and relating documents, that the person executing the documents are duly authorized to do so, without future consent of any other party, and that upon their execution, the documents shall be binding upon Seller;

            (ix) An affidavit certifying that the Seller is not a foreign entity under the Foreign Investment in Real Property Act and any similar affidavits required by Virginia law;

            (x) An affidavit stating United Dominion's right to have audited Seller's books and records relating to the Property, at United Dominion's expense, at a time reasonably convenient to Seller, but before December 31, 1995, if United Dominion is advised by its legal counsel to obtain as audit for submittal to the Securities and Exchange Commission or any other regulatory body;

            (xi) All such other documents that are normally transferred at Settlement or are reasonably requested by United Dominion.

      (d) United Dominion shall deliver at Settlement a cashier's check or wired funds in immediately available funds made payable to Seller as per Paragraph 1 of this Agreement.

      (e) United Dominion shall also deliver to Seller on or before Settlement the following, in form and substance mutually satisfactory to counsel for Seller and United Dominion:

            (i) A certified copy of the Resolution or action of United Dominion's Investment Committee authorizing its purchase of the Property under this Agreement;

            (ii) An opinion of counsel for United Dominion stating that United Dominion has the power and authority to execute and deliver this Agreement, and to perform its obligations hereunder, that the persons executing this Agreement and any documents required to be delivered by United Dominion hereunder are duly authorized to do so, without further consent of any other party, and that upon their execution, the documents shall be binding upon United Dominion;

            (iii) All such other documents that are normally transferred or required at Settlement or are reasonably requested by Seller.

      (f) Seller and United Dominion agree to cooperate for the purpose of causing any and all loan assumption documents required to be executed in connection with the assumption by United Dominion, or its assignee, of the Notes and any related loan documents to be delivered on or before Settlement.

      8.    Representations and Warranties of Seller.

      (a) Seller warrants that to Seller's best knowledge all of the information provided by Seller is correct and complete in all respects and does not contain any untrue statement of a material fact;

      (b) Seller warrants that it has received no notice of any has no knowledge of any pending or threatened litigation or other judicial proceeding, affecting the Property, including without limitation, condemnation or exercise of the right of eminent domain;

      (c) Seller warrants that it has received no notice of and has no knowledge of any notice from any government agency that the Property is in violation any zoning or other ordinances or regulations;

      (d) Seller warrants that it has received no notice of any has no knowledge of any pending or threatened rent strikes, tenant organizations, tenant unions, or tenant interpleader actions;

      (e) Except for information contained in the Phase I Site Assessment and Bulk Asbestos Survey prepared by Dames and Moore, dated May 6, 1992, Seller warrants that it has no knowledge of any hazardous substance, pollutants or containments, or hazardous waste, including, but not limited to asbestos, PCBs and urea formaldehyde, having been generated, released, store or deposited over, beneath or on the Property or forming any part of any improvement or structure located on the Property, from any source whatsoever, by the Seller, its predecessors in interest in the Property or any other person. To Seller's knowledge, there has never been located on the Property an underground storage tank used to store hazardous substances, pollutants, or contaminants, hazardous waste or petroleum products. United Dominion acknowledges that Seller has made no independent investigation of these matters;

      (f) Seller both covenants and warrants that Seller will cooperate with United Dominion in its inspection activities to be performed pursuant to paragraph 4(h) above, that Seller will respond promptly and accurately to any injuries made by United Dominion with regard to the Property and/or its operation by Seller, and that Seller shall provide United Dominion with full access to the Property and to Seller's records with regard thereto.

      (g) Seller both covenants and warrants that Seller is not in default under the Notes or any other documents related thereto and has filed with the beneficiaries of the Notes all reports and certifications required pursuant to the Notes or any other documents related thereto.

      9. Risk of Loss. Until Settlement, all risk of any loss or damage to all or part of the Property, including eminent domain, shall be and remain on Seller. In the event that such loss or damage shall occur, Seller shall give United Dominion written notice pursuant to this Agreement of such loss or damage along with its estimate of the amount of the loss or damage, within five (5) calendar days of such event occurring. In the event of any such loss due to eminent domain or damage sue to casualty in which the estimate of the loss is greater than One Hundred Thousand Dollars ($100,000.00), then within five (5) calendar days after receipt of Seller's written notice, Dominion, at its option by written notice to Seller, may elect to void this Agreement in which event its Deposit shall be promptly returned. In the event that Dominion does not elect to void this Agreement or in the event that the loss is One Hundred Thousand Dollars ($100,000.00) or less, at Settlement, Seller shall assign to Dominion all of its rights, title and interest to the proceeds of any insurance or award covering such loss or damage, and credit the Purchase Price at Settlement with the amount of any deductible of such insurance. Dominion shall provide its own insurance on the Property at Settlement.

      10. Notice. Whenever any notice may be given or is required to be given under the terms of this Agreement, the same shall be deemed given if in writing and either sent by certified mail, return receipt requested, postage prepaid or by a national overnight delivery service, delivery prepaid or delivered by hand with written receipt acknowledged. For purposes of giving notice hereunder the addresses of the respective parties are:

United Dominion:  United Dominion Realty Trust, Inc.
                        10 South Sixth Street, Suite 203
                        Richmond, Virginia  23219-3802
                        ATTN:  William Brand Inlow

with a copy to:         United Dominion Realty Trust, Inc.
                        10 South Sixth Street, Suite 203
                        Richmond, Virginia  23219-3802
                        ATTN:  Sarah S. Schimmels, Esquire

Seller:                 Shelter Properties VI Limited Partnership
                        c/o Jack Snedigar
                        Insignia Financial Group
                        One Insignia Financial Plaza
                        Greenville, South Carolina  29601

with a copy to:         Steve Bartlett
                        Insignia Mortgage and Investment Company
                        The Woodmont Centre II, 102 Woodmont Blvd.
                        Suite 400
                        Nashville, Tennessee  37205

and                     Douglas G. Brown, Esq.
                        P.O. Box 1089
                        One Insignia Financial Plaza
                        Greenville, South Carolina 29602

      11.   Contract Period.  Prior to Settlement, Seller and Dominion agree:

      (a) Seller shall not cause any new liens or encumbrances to be created by Seller against the Property, nor will Seller enter into contracts with respect to the Property other than in the ordinary course of business;

      (b) Seller shall continue to lease and renew leases on the Property using lease agreements now being used and rental rates now being quoted to new or renewal tenants, and leases shall be written for terms not greater than one year;

      (c) Seller shall continue to comply with all of the landlord's duties and obligations as set forth in the tenant leases;

      (d) Seller shall continue to operate, repair, and maintain the Property in the same manner as it has prior to the date of this Agreement.

      12. Remedies. If United Dominion terminates this Agreement as a consequence or a misrepresentation or breach of warranty or covenant by the Seller, or failure by the Seller to perform its obligations hereunder, United Dominion shall retain as its sole remedy the right to specific performance of this Agreement and the recovery of the cost of enforcing this remedy. If, prior to Settlement, United Dominion defaults in performing any of its obligations under his Agreement, including its obligation to purchase the Property, (unless United Dominion's termination is the result of Seller's actions noted above in this paragraph), the Seller's sole remedy for such default shall be to terminate this Agreement and be paid Fifty Thousand Dollars ($50,000.00). Seller and United Dominion agree that, in the event of such a default, the damages that the Seller would sustain as a result thereof would be difficult if not impossible to ascertain. Therefore, Seller and United Dominion agree that, Seller shall be paid Fifty Thousand Dollars ($50,000.00) as full and complete liquidated damages, and not as a penalty or forfeiture, as the Seller's sole remedy. All limitations of this paragraph apply only to claims brought by either party prior to Settlement.

      13. Successors and Assigns. All rights and obligations of Seller and United Dominion under this Agreement shall inure to and be binding on their respective successors and assigns.

      14. Severability. If any provision of this Agreement shall be in violation of any applicable law or unenforceable for any reason, the invalidity or unenforcebility of any provision shall not invalidate or render unenforceable any other provision hereof, which other provisions shall remain in full force and effect.

      15. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior discussions, understandings, agreements and negotiations between the parties hereto. This Agreement may be modified only by a written instrument duly executed by the parties hereto.

      16. Incorporation by Reference. All of the exhibits attached hereto are by this reference incorporated herein and made a part hereof.

      17. Survival. All warranties, representations and agreements made in Paragraph 8 herein shall survive Settlement for a period of nine (9) months. Claims brought by either party after Settlement are not subject to the limitations of paragraph 12 above.

      18. Real Estate Commission. United Dominion warrants that in connection with this transaction it has dealt with no real estate agents or brokers.
Seller warrants that in connection with this transaction it has dealt with no real estate agents or brokers other than Insignia Mortgage & Investment Company (the "Broker"). Seller shall be responsible for any payment due to the Broker and shall hold United Dominion harmless from claims for such payments. The parties further warrant and represent to each other respectively that they will pay any and all brokerage fees for which they are responsible as a result of the purchase and sale of the Property pursuant to this Agreement, and agree to indemnify and hold the other harmless against, and with respect to, any such obligation or liability, or claim of liability.

      19.   Time is of the Essence.   Time is of the essence with  respect to
every provision of this Agreement.

       20. Expiration. If this Agreement is not executed by all parties and two (2) fully executed originals are not received by the offices of United Dominion on or before 5:00 P.M., June 2, 1995, then this Agreement shall expire and become null and void.

      21. Applicable Law. This Agreement including the determination of the statute of limitations for bringing any claims, shall be construed, performed and enforced in accordance with the laws of the Commonwealth of Virginia.

      22. Like-Kind Exchange. United Dominion reserves the right to assign its rights under this Agreement (but without release of its obligations herein) to a third party who may purchase and thereafter exchange the Property with United Dominion in accordance with the provisions of Section 1031 of the Internal Revenue Code. Such exchange shall be accomplished at no additional expense or delay to Seller and United Dominion agrees to indemnify Seller against any claims or liabilities resulting solely from structuring the transaction as an exchange, rather than a direct purchase.

      23. Assignment. This Agreement may be assigned by United Dominion to an affiliate or subsidiary of United Dominion without the consent of the Seller.

IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of the parties hereto as of the date designated below.

                              Seller:

                              SHELTER PROPERTIES VI LIMITED PARTNERSHIP, a South Carolina limited partnership

                                By: SHELTER REALTY VI CORPORATION,
                                     a South Carolina Corporation

                                    By:  William H. Jarrard, Jr.

                                    Its:   President

                                    Date:   6/2/95


                              United Dominion:

                              UNITED REALTY TRUST, INC.,
                              a Virginia corporation

                                    By:  Richard Chess

                                    Its:   Vice President

                                    Date:  May 31, 1995



Acknowledgment of Good Faith Deposit: Chicago Title Insurance Co.
acknowledges receipt of a good faith deposit in the amount of Fifty Thousand
Dollars ($50,000.00) from United Dominion on   6/8/95
for the purchase of the Marble Hill Apartments.


                                    ESCROW AGENT:

                                    By:     Sally French
                                    Its:  National Accounts Mgr/NBU